                                                                  EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)____

                              --------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                                 36-0899825
                                                            (I.R.S. employer
                                                         identification number)

One First National Plaza, Chicago, Illinois                    60670-0126
 (Address of principal executive offices)                      (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                              --------------------

                                   RPM, Inc.
              (Exact name of obligor as specified in its charter)

                 Ohio                                           34-6550857
    (State or other jurisdiction of                          (I.R.S. employer
     incorporation or organization)                       identification number)

            2628 Pearl Road
              Medina, Ohio                                        44258
(Address of principal executive offices)                        (Zip Code)

                                Debt Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

           Comptroller of Currency, Washington, D.C.,
           Federal Deposit Insurance Corporation,
           Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

           (b) Whether it is authorized to exercise corporate trust powers.

           The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

           No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4. A copy of the existing by-laws of the trustee.*

           5. Not Applicable.

           6. The consent of the trustee required by Section 321(b) of
              the Act.           3
           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8. Not Applicable.

           9. Not Applicable.

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 2nd day of August, 1995.

                The First National Bank of Chicago,
                Trustee,


                By  /s/  R.D. Manella
                    R.D. Manella
                    Vice President

* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                                EXHIBIT 6

                THE CONSENT OF THE TRUSTEE REQUIRED
                    BY SECTION 321(b) OF THE ACT


                                        August 2, 1995


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of an indenture between RPM, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                        Very truly yours,

                                        The First National Bank of Chicago


                                        By: /s/  R. D. Manella
                                        ----------------------------------
                                            R. D. Manella
                                            Vice President





                        EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago
Address:                One First National Plaza, Suite 0460
City, State  Zip:       Chicago, IL 60670-0460
FDIC Certificate No.:   0/3/6/1/8
Call Date:              3/31/95
ST-BK:                  17-1630 PFTEC 031
                        Page RC-1

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                       Dollar Amounts in               C400
                                                                         Thousands            RCFD     BIL MIL THOU      <-
                                                                       --------------------   ----     ------------      ----
 ASSETS
 1.  Cash and balance due from depository institutions (from
     Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin(1) . .                             0081      2,948,128         1.a.
     b. Interest-bearing balances(2) . . . . . . . . . . . . . .                              0071      8,482,108         1.b.
 2.  Securities
     a. Held-to-maturity securities (from Schedule RC-B,
        column A)  . . . . . . . . . . . . . . . . . . . .  . . .                             1754        167,911         2.a.
     b. Available-for-sale securities (from Schedule RC-B,
        column D) . . . . . . . . . . . . . . . . . . . . . . . .                             1773        540,011         2.b.
 3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and
     Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold  . . . . . . . . . . . . . . . . . . .                             0276      2,508,883         3.a.
     b. Securities purchased under agreements to resell . . . . .                             0277      1,422,695         3.b.
 4.  Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
        RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . .     RCFD 2122 16,238,310                               4.a.
     b. LESS: Allowance for loan and lease loans  . . . . . . . .     RCFD 3123    358,207                               4.b.
     c. LESS: Allocated transfer risk reserve . . . . . . . . . .     RCFD 3128      0                                   4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . .                              2125     15,880,103       4.d.
 5.  Assets held in trading accounts  . . . . . . . . . . . . . .                              3545     13,257,798       5.
 6.  Premises and fixed assets (including capitalized leases) . .                              2145        516,827       6.
 7.  Other real estate owned (from Schedule RC-M). . . . . . . . .                             2150         13,166       7.
 8.  Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M) . . . . . . . . . . . . . . .                              2130         10,363       8.
 9.  Customers' liability to this bank on acceptances
     outstanding  . . . . . . . . . . . . . . . . . . . . . . . .                              2155        463,961       9.
10.  Intangible assets (from Schedule RC-M) . . . . . . . . . . .                              2143        119,715      10.
11.  Other assets (from Schedule RC-F). . . . . . . . . . . . . .                              2160      1,346,941      11.
12.  Total assets (sum of items 1 through 11) . . . . . . . . . .                              2170     47,678,610      12.

- --------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    The First National Bank of Chicago
Address:                One First National Plaza, Suite 0460
City, State Zip:        Chicago, IL 60670-0460
FDIC Certificate No.:   0/3/6/1/8

Call Date:              3/31/95 ST-BK: 17-1630 FFTEC 031
                                               Page RC-2

SCHEDULE RC-CONTINUED


                                                                    Dollar Amounts in
                                                                        Thousands                     Bil Mil Thou
                                                                    -----------------                 ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)..............................                          RCON 2200   14,675,401   13.a.
        (1) Noninterest-bearing(1)...............................   RCON 6631  5,498,690                            13.a.(1)
        (2) Interest-bearing.....................................   RCON 6636  9,176,711                            13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
        TBFs (from Schedule RC-E, part II).......................                          RCFN 2200   11,809,645   13.b.
        (1) Noninterest-bearing..................................   RCFN 6631    304,669                            13.b.(1)
        (2) Interest-bearing.....................................   RCFN 6636 11,504,976                            13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased..................................                          RCFD 0278    2,072,830   14.a.
     b. Securities sold under agreements to repurchase...........                          RCFD 0279    1,484,164   14.b.
15.  a. Demand notes issued to the U.S. Treasury.................                          RCFD 2840      103,138   15.a.
     b. Trading liabilities......................................                          RCFD 3548    9,101,186   15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less...............                          RCFD 2332    2,307,860   16.a.
     b. With original maturity of more than one year.............                          RCFD 2333      506,476   16.b.
17.  Mortgage indebtedness and obligations under capitalized
     leases......................................................                          RCFD 2910      278,108   17.
18.  Bank's liability on acceptance executed and outstanding.....                          RCFD 2920      463,961   18.
19.  Subordinated notes and debentures...........................                          RCFD 3200    1,225,000   19.
20.  Other liabilities (from Schedule RC-G)......................                          RCFD 2930      699,375   20.
21.  Total liabilities (sum of items 13 through 20)..............                          RCFD 2948   44,727,144   21.
22.  Limited-Life preferred stock and related surplus............                          RCFD 3282        0       22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...............                          RCFD 3838        0       23.
24.  Common stock................................................                          RCFD 3230      200,858   24.
25.  Surplus (exclude all surplus related to preferred stock)....                          RCFD 3839    2,304,657   25.
26.  a. Undivided profits and capital reserves...................                          RCFD 3632      447,916   26.a.
     b. Net unrealized holding gains (losses) on
        available-for-sale securities............................                          RCFD 8434       (2,165)  26.b.
27.  Cumulative foreign currency translation adjustments.........                          RCFD 3284          200   27.
28.  Total equity capital (sum of items 23 through 27)...........                          RCFD 3210    2,951,466   28.
29.  Total liabilities, limited-life preferred stock, and
     equity capital (sum of items 21, 22, and 28)................                          RCFD 3300   47,678,610   29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best               Number
     describes the most comprehensive level of auditing work for the bank by            ---------------------
     independent external auditors as of any date during 1993........................      RCFD 6724   N/A          M.I.
                                                                                        ---------------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' explanation of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- ----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                       6